EXHIBIT 99.4

IES, Inc.	1	2	3	4	5	6	7	8	9	10	11	12	13
Consolidated Forecast of Cash Flows	02/17/06	02/24/06	03/03/06	03/10/06	03/17/06	03/24/06	03/31/06	04/07/06	04/14/06	04/21/06	04/28/06	05/05/06	05/12/06
Pre-Arranged Filing	Week End	Week End	Week End	Week End	Week End	Week End	Week End	Week End	Week End	Week End	Week End	Week End	Week End
($000s)	Forecast	Forecast	Forecast	Forecast	Forecast	Forecast	Forecast	Forecast	Forecast	Forecast	Forecast	Forecast	Forecast	TOTAL
RECEIPTS FROM CONTINUING OPERATIONS

TOTAL RECEIPTS FROM CONTINUING OPERATIONS	16,172	12,961	15,234	20,183	22,626	20,141	21,695	16,715	19,177	20,239	19,164	14,533	17,113	235,951

OPERATING DISBURSEMENTS

Materials	(19,354)	(8,677)	(8,329)	(8,929)	(15,152)	(8,365)	(7,304)	(5,495)	(15,821)	(8,106)	(9,207)	(6,241)	(8,913)	(129,894)
Payroll	(6,111)	(6,108)	(6,024)	(5,301)	(6,101)	(5,946)	(5,892)	(5,271)	(6,080)	(5,886)	(6,414)	(5,401)	(5,362)	(75,896)
Cap Ex	(100)	(100)	(100)	(100)	(100)	(100)	(100)	(100)	(100)	(100)	(100)	(100)	(100)	(1,300)
Other	(2,771)	(2,024)	(2,183)	(2,198)	(2,318)	(2,088)	(2,360)	(2,401)	(2,292)	(2,265)	(2,519)	(2,313)	(2,267)	(29,998)

TOTAL OPERATING COMPANY DISBURSEMENTS	(28,336)	(16,909)	(16,636)	(16,527)	(23,671)	(16,499)	(15,655)	(13,267)	(24,293)	(16,358)	(18,241)	(14,055)	(16,642)	(237,089)

NET RECEIPTS (DISBURSEMENTS) FROM OPERATIONS	(12,164)	(3,948)	(1,402)	3,656	(1,045)	3,642	6,039	3,449	(5,117)	3,881	923	478	471	(1,137)

CORPORATE RECEIPTS

CORPORATE DISBURSEMENTS

Payroll	(375)	—	(375)	—	(375)	—	(375)	—	(375)	—	(375)	—	—	(2,250)
Professional Fees	(250)	—	(400)	—	—	—	(400)	—	—	—	(400)	—	—	(1,450)
Bank fees and interest	—	—	(180)	—	—	—	—	(180)	—	—	—	(180)	—	(540)
Rent	—	—	(40)	—	—	—	—	(40)	—	—	—	(40)	—	(120)
Insurance	(510)	(600)	(1,448)	(375)	(510)	(600)	(3,448)	(375)	(510)	(375)	(1,673)	(375)	(510)	(11,309)
Taxes	(55)	(33)	(2)	(182)	—	—	(2)	—	(3)	—	(4)	—	(5)	(286)
Other	(250)	(150)	(1,444)	—	—	—	(1,444)	—	—	—	(1,444)	—	—	(4,732)

TOTAL CORPORATE DISBURSEMENTS	(1,440)	(783)	(3,889)	(557)	(885)	(600)	(5,669)	(595)	(888)	(375)	(3,896)	(595)	(515)	(20,688)

RESTRUCTURING DISBURSEMENTS

Professional Fees (detailed sub-schedule attached)	(1,093)	—	(410)	—	(709)	—	(398)	—	(689)	—	(390)	—	(285)	(3,974)
Lease settlements	(100)	—	—	—	—	—	—	—	—	—	—	—	—	(100)
Other Restructuring Charges	(1,000)	—	—	—	—	—	—	—	—	—	—	—	—	(1,000)
Restricted Cash — (Additions) / Reductions — in BB	830	—	—	—	—	—	—	—	—	—	—	—	—	830
Restricted Cash — (Additions) / Reductions — not in BB	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Reduction in working capital support — receivables					—	—	—	—	—	—	—	—	—	—
Reduction in working capital support — payables				—	—	—	—	—	—	—	—	—	—	—

TOTAL RESTRUCTURING DISBURSEMENTS	(1,363)	—	(410)	—	(709)	—	(398)	—	(689)	—	(390)	—	(285)	(4,244)

DISCONTINUED OPERATIONS / OTHER

FIE true-up	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Seller note payments	—	—	50	—	—	—	50	—	—	—	—	—	—	100
HR Allen true-up and retained A/R	—	—	700	—	—	—	—	—	—	—	—	—	—	700
Other	—	1,250	—	—	—	—	—	—	—	—	—	—	—	1,250

TOTAL DISCONTINUED OPERATIONS	—	1,250	750	—	—	—	50	—	—	—	—	—	—	2,050

TOTAL NET RECEIPTS (DISBURSEMENTS)	(14,967)	(3,481)	(4,951)	3,099	(2,639)	3,042	22	2,854	(6,694)	3,506	(3,363)	(117)	(329)	(24,019)

CUMULATIVE NET RECEIPTS (DISBURSEMENTS)	(14,967)	(18,448)	(23,399)	(20,301)	(22,940)	(19,898)	(19,876)	(17,022)	(23,716)	(20,210)	(23,573)	(23,689)	(24,019)

TOTAL LIQUIDITY	21,249	19,127	14,176	17,274	13,135	15,767	15,789	18,643	10,449	13,955	10,657	10,541	10,211